Exhibit 99.2

Execution Copy

$7,000,000,000

INTERIM LOAN AGREEMENT

among

BOSTON SCIENTIFIC CORPORATION,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

MERRILL LYNCH CAPITAL CORPORATION,

as Syndication Agent,

BEAR STEARNS CORPORATE LENDING INC.,

DEUTSCHE BANK SECURITIES INC.

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Documentation Agents,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

BANC OF AMERICA SECURITIES LLC

and

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

Dated as of April 21, 2006

i

ii

SCHEDULES

Schedule I	Names, Addresses and Commitments of Lenders
Schedule 7.2	Existing Liens

EXHIBITS

Exhibit A	Form of Interim Note
Exhibit B	Form of Closing Certificate
Exhibit C	Form of Opinion of Counsel to Borrower
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Exemption Certificate
Exhibit F	Form of Guarantee

iii

INTERIM LOAN AGREEMENT, dated as of April 21, 2006, among (i) BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), (ii) the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”), (iii) MERRILL LYNCH CAPITAL CORPORATION, as Syndication Agent (in such capacity, the “Syndication Agent”), (iv) BEAR STEARNS CORPORATE LENDING INC., DEUTSCHE BANK SECURITIES INC. AND WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents (collectively, the “Documentation Agents”) and (v) BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the agreement and plan of merger dated as of January 25, 2006 (the “Acquisition Agreement”) between the Borrower, Galaxy Merger Sub, Inc. (“Acquisition Sub”) and Guidant Corporation (“Target”), Acquisition Sub has agreed to merge (the “Merger”) with and into Target (the “Acquisition”), with Target surviving the Merger;

WHEREAS, the proceeds of the borrowing hereunder, the initial borrowings under the Credit Agreement (as defined below) and the Abbott Loan (as defined below) will be used to finance in part the Merger and to pay fees and expenses incurred in connection with the Transactions;

WHEREAS, upon consummation of the Acquisition, Target will be a wholly-owned Subsidiary of the Borrower;

WHEREAS, the Borrower has requested that the Lenders make the Interim Loans (as defined below) to the Borrower on the terms and conditions set forth herein; and

WHEREAS, the Lenders have agreed to make the Interim Loans available upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1
DEFINITIONS

1.1          Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Abbott Loan”:  that $900.0 million aggregate principal amount of subordinated loans made to BSC International Holding Limited pursuant to the Abbott Loan Agreement.

“Abbott Loan Agreement”:  the promissory note, dated as of April 21, 2006, between BSC International Holding Limited and Abbott Laboratories that provides for the Abbott Loan.

“Abbott Transaction Agreement”: that transaction agreement between the Borrower and Abbott Laboratories, dated as of January 8, 2006, as amended.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America, in connection with extensions of credit to debtors); “Base CD Rate” shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; “Three-Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the “Board”) through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”:  Interim Loans bearing interest based upon the ABR.

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”:  the collective reference to the Administrative Agent, the Syndication Agent, the Documentation Agents, the Arrangers and the Bookrunners.

“Agreement”:  this Interim Loan Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Margin”:  with respect to each day for each Type of Interim Loan, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:

Rating	Eurodollar Loans	ABR Loans

Rating I	0.300%	0%
Rating II	0.350%	0%
Rating III	0.400%	0%
Rating IV	0.600%	0%
Rating V	0.725%	0%
Rating VI	0.850%	0%
Rating VII	1.000%	0%

For purposes of the foregoing table, the Rating Category shall be deemed to be Rating V until each of the Ratings Agencies announces or confirms after the Closing Date its rating applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower.

“Arrangers”:  Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers for this Agreement.

“Asset Sale” means the sale by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries of (i) any of the stock of any of the Borrower’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $50,000,000 or less); provided, that, with respect to any sale that would be otherwise deemed an Asset Sale pursuant to the foregoing, if the Borrower shall deliver an officers’ certificate to the Administrative Agent at or prior to receipt of proceeds of such sale setting forth the Borrower’s intent to use such proceeds to replace assets that are the subject of such sale with other assets necessary or desirable for the conduct of its business, or to exchange assets for other assets used in the conduct of its business, or to purchase 100% of the stock of a company engaged in the same or a similar business within 365 days of such receipt and no Event of Default has or shall have occurred and shall be continuing at such time, such sale shall not be deemed to constitute an Asset Sale, except to the extent such replacement assets or proceeds thereof are not so used within such 365-day period, after which time such sale, to such extent, shall be deemed an Asset Sale.

“Assignee”:  as defined in subsection 10.6(c).

“Bank of America”:  Bank of America, N.A.

“Base CD Rate”:  as defined in the definition of ABR.

“benefited Lender”:  as defined in subsection 10.7.

“Board”:  as defined in the definition of ABR.

“Bookrunners”:  Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners for this Agreement.

“Borrower”:  as defined in the preamble hereto.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close; provided that (i) when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Interim Loan for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period and (ii) if such day relates to any interest rate settings as to a Eurocurrency Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“C/D Assessment Rate”:  for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the “FDIC”) classified as well-capitalized and within supervisory subgroup “B” (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. § 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC’s (or such successor’s) insuring time deposits at offices of such institution in the United States.

“C/D Reserve Percentage”:  for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

“Closing Date”:  April 21, 2006.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Interim Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund an Interim Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Interim Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.8, 3.9, 3.10 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated EBITDA”:  of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or nonrecurring expenses or losses (to the extent any of the foregoing are non-cash items) (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and including special charges and purchased research and development charges in connection with acquisitions) and (f) any non-cash stock compensation expense in accordance with the adoption of FAS123(r), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (b) any extraordinary, unusual or non-recurring income or gains (to the extent any of the foregoing are non-cash items) (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business).

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition as if the Acquisition had been effected on the first day of such period.

 “Consolidated Interest Expense”:  of any Person for any period, total interest expense of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries determined in accordance with GAAP (including, all net costs that are allocable to such period in accordance with GAAP); provided that interest expense related to payments on the Abbott Loan intended to be paid solely in shares of the Borrower’s common stock shall be excluded from this definition of “Consolidated Interest Expense.”

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant period in connection with the Acquisition as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Interest Coverage Ratio”:  as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Leverage Ratio”:  as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Net Income”:  of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Assets”:  at any date, Consolidated Total Assets minus (without duplication) the net book value of all assets which would be treated as intangible assets, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets”:  at any date, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors”:  as defined in Section 8(i).

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Date”:  any date on which either (a) an Event of Default under subsection 8(f) has occurred or (b) the Interim Loans shall have been declared immediately due and payable pursuant to Section 8.

“Credit Agreement”: that certain credit agreement, dated as of the date hereof, between the Borrower, BSC International Holding Limited, the other banks and financial institutions from time to time parties thereto, Merrill Lynch Capital Corporation, as Syndication Agent, Bear Stearns Corporate Lending Inc., Deutsche Bank Securities Inc. and Wachovia Bank, National Association, as Documentation Agents, Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, and Bank of America, N.A., as Administrative Agent.

“Debt Offering”:  as defined in subsection 6.8.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Documentation Agents”:  as defined in the preamble hereto.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Engagement Letter”: that amended and restated fee letter, dated as of January 16, 2006 among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and the Borrower.

“Environmental Laws”:  any and all applicable foreign, Federal, state, local or municipal laws, rules, regulations, statutes, ordinances, codes, decrees or other enforceable requirements or orders of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in the applicable currency with a term comparable to such Interest Period that appears on the applicable Reuters page as the British Bankers Association LIBOR Rate (“BBA LIBOR”) at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate for any such currency does not appear on a Reuters page, “Eurocurrency Base Rate” shall mean, with respect to each day during each Interest Period pertaining to an Interim Loan denominated in such currency, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender offers deposits in such currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurocurrency Rate”:  with respect to each day during each Interest Period pertaining to an Interim Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements

 “Eurocurrency Reserve Requirements”:  for any day as applied to an Interim Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding

(currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such System.

“Eurodollar Loans”:  Interim Loans, the rate of interest applicable to which is based upon the Eurocurrency Rate for Dollars.

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Fee Commencement Date”:  the Closing Date.

“Fee Letter”:  that amended and restated fee letter, dated as of January 16, 2006, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Capital Corporation, Banc of America Securities LLC, Bank of America, N.A. and the Borrower.

“Financing Lease”:  any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch”:  Fitch Ratings.

“GAAP”:  generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 4.1.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee”: a guarantee of the Obligations in the form of Exhibit F or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”:  any Person that executes a Guarantee.

 “Hedge Agreements”:  all agreements with non-related third parties with respect to any swap, forward, future or derivative transaction or option or similar agreements involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no employee benefit plan of the Borrower or any of its Subsidiaries shall be a “Hedge Agreement”.

“Indebtedness”:  of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of such Person’s business and payable in accordance with customary practices and earn-outs and other similar obligations in respect of acquisition and other similar agreements), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December and the Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”:  with respect to any Eurodollar Loan:

(i)            initially, the period commencing on the Closing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine (or, if available to all Lenders, twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or nine months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)           any Interest Period in respect of any Interim Loan made by any Lender that would otherwise extend beyond the Termination Date applicable to such Lender shall end on such Termination Date; and

(3)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interim Loan”:  as defined in subsection 2.1.

“Interim Loan Availability”: $7,000,000,000 less the net cash proceeds (including, without limitation, after giving effect to any tax related liabilities) received in the United States by the Borrower or any of its Subsidiaries on or prior to the Closing Date from Abbott Laboratories pursuant to the Abbott Transaction Agreement from (i) the sale of the Business (as defined in the Abbott Transaction Agreement), (ii) the Abbott Loan and (iii) the sale to Abbott Laboratories of the Shares (as defined in the Abbott Transaction Agreement).

“Interim Loan Commitment”:  as to any Lender, the obligation of such Lender to make Interim Loans to the Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I under the heading “Interim Loan Commitment.”

“Interim Loan Exposure”: as to any Lender, the product of (x) the percentage which such Lender’s Interim Loan Commitment at such time constitutes of the total Interim Loan Commitments of all Lenders and (y) the lesser of (i) the Interim Loan Availability and (ii) the principal amount of the Interim Loans requested by the Borrower.

“Lender Affiliate”:  (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lenders”:  as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”:  this Agreement, any Notes and any Guarantee.

“Majority Lenders”:  Lenders having more than 50% of all Interim Loans outstanding.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)           with respect to any Asset Sale by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith;

(b)           with respect to the sale or issuance of any equity interest by the Borrower or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection therewith.

“Non-Excluded Taxes”:  as defined in subsection 3.10.

“Note: as defined in subsection 3.13(d).

“Obligations”:  collectively, the unpaid principal of and interest on the Interim Loans and all other obligations and liabilities of the Borrower under this Agreement (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Interim Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents, Hedge Agreements entered into with Lenders or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Participant”:  as defined in subsection 10.6(b).

“Patriot Act”:  as defined in subsection 10.16.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Person”:  an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in subsection 6.2.

“Pro Forma Basis” means on a pro forma basis with such adjustments as the chief financial officer of the Borrower shall reasonably and in good faith determine to be appropriate to give effect to the Acquisition and the incurrence of Indebtedness in connection therewith; provided that such adjustments are deemed acceptable by the Administrative Agent in its sole discretion.

“Properties”:  the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries.

“Rating”:  the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time.

“Rating Agencies”:  collectively, Fitch, Moody’s and S&P.

“Rating Category”:  each of Rating I, Rating II, Rating III, Rating IV, Rating V, Rating VI and Rating VII.

“Rating I, Rating II, Rating III, Rating IV, Rating V, Rating VI and Rating VII”:  the respective Ratings set forth below:

Rating Category	Fitch	Moody’s	S&P

Rating I	greater than or equal to A+	greater than or equal to A1	greater than or equal to A+
Rating II	A	A2	A
Rating III	A-	A3	A-
Rating IV	BBB+	Baa1	BBB+
Rating V	BBB	Baa2	BBB
Rating VI	BBB-	Baa3	BBB-
Rating VII	lower than or equal to BB+	lower than or equal to Ba1	lower than or equal to BB+

A Rating Category shall apply at any date if, at such date, the Ratings are better than or equal to at least two of the three Ratings in any such Ratings Category, and a higher rating category does not apply.

“Receivables”:  any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles (as defined in the Uniform Commercial Code of the State of New York), and all proceeds thereof and rights (contractual and other) and collateral related thereto.

“Receivables Subsidiary”:  any special purpose, bankruptcy remote Subsidiary of the Borrower that purchases, on a revolving basis, Receivables generated by the Borrower or any of its Subsidiaries.

“Receivables Transaction”:  any transactions or series of related transactions providing for the financing of Receivables of the Borrower or any of its Subsidiaries.

“Reference Lenders”:  Bank of America, N.A., Deutsche Bank AG New York Branch and Wachovia Bank, National Association.

“Register”:  as defined in subsection 10.6(d).

“Related Parties”:  with respect to any Person, such Person’s Affiliates and partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or ..35 of PBGC Reg. § 4043.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  with respect to the Borrower, the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

“S&P”:  Standard & Poor’s Ratings Services.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Subsidiary”:  as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power

(other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Syndication Agent”:  as defined in the preamble hereto.

“Take-out Banks”:  as defined in subsection 6.8.

“Termination Date”:  April 21, 2007.

“Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

“Transactions”:  the consummation of the Merger, the Acquisition and the borrowings of the Abbott Loan, the initial loans under the Credit Agreement and the Interim Loans hereunder.

“Transferee”:  as defined in subsection 10.6(f).

“Type”:  as to any Interim Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”:  the United States of America (including the states, commonwealths and territories thereof and the District of Columbia).

1.2          Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b)           As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1          Interim Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make an interim loan in Dollars (an “Interim Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Interim Loan Exposure of such Lender. The Interim Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.2. The Interim Loan Commitments shall expire at 5:00 p.m. on the Closing Date. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

2.2          Procedure for Interim Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the anticipated Closing Date, if all or any part of the requested Interim Loans are to be initially Eurodollar Loans and (b) on the anticipated Closing Date otherwise) requesting that the Lenders make the Interim Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Interim Loan or Interim Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

2.3          Fees. The Borrower agrees to pay to the Arrangers the fees in the amounts and on the dates set forth in the Fee Letter.

2.4          Repayment of Interim Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Interim Loan of such Lender on the Termination Date (or such earlier date on which prepayments are required pursuant to Section 3.1(b) or on which the Interim Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Interim Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.4.

SECTION 3

CERTAIN PROVISIONS APPLICABLE TO THE INTERIM LOANS

3.1          Optional and Mandatory Prepayments.

(a)           Optional. The Borrower may at any time and from time to time prepay the Interim Loans, in whole or in part, without premium or penalty (other than any amounts payable pursuant to subsection 3.10 if such prepayment is of Eurodollar Loans and is made on a day other than the last day of the Interest Period with respect thereto), upon at least three Business Days’ irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Interim Loans shall be in an aggregate principal amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof.

(b)           Mandatory.

(i)      promptly (but in any event not to exceed ten Business Days) following the receipt in the United States of any Net Cash Proceeds of any Asset Sale after the Closing Date, the Borrower shall prepay the Interim Loans in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that no such prepayment shall be required with respect to Asset Sales for fair market value resulting in no more than $100.0 million in Net Cash Proceeds;

(ii)     promptly (but in any event not to exceed ten Business Days) following the receipt of any Net Cash Proceeds of any incurrence or issuance of any Indebtedness after the Closing Date, the Borrower shall prepay the Interim Loans in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that no such prepayment shall be required with respect to:

(A)          Indebtedness of the Borrower or any of its Subsidiaries owed to the Borrower or any of its Subsidiaries;

(B)           Indebtedness incurred pursuant to the Credit Agreement; and

(C)           the Abbott Loan;  and

(iii)    promptly (but in any event not to exceed ten Business Days) following the receipt of any Net Cash Proceeds (from a Person other than the Borrower or any of its Subsidiaries) of any sale or issuance by Borrower and its Subsidiaries of any Capital Stock or any securities convertible into or exchangeable for Capital Stock or any warrants, rights or options to acquire Capital Stock after the Closing Date, the Borrower shall prepay Interim Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

3.2          Conversion and Continuation Options.

(a)           The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Interim Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Interim Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

(b)           Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower, giving notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Interim Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted, such Interim Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

3.3          Minimum Amounts. All borrowings, conversions and continuations of Interim Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

3.4          Interest Rates and Payment Dates.

(a)           Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

(b)           Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)           If all or a portion of (i) any principal of any Interim Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Interim Loans and/or any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, facility fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

(d)           Interest pursuant to this subsection shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

3.5          Computation of Interest and Fees.

(a)           All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on an Interim Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsections 3.5(a) or (b).

(c)           If any Reference Lender shall for any reason no longer have a Commitment or any Interim Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

(d)           Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 3.5, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

3.6          Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)           the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

(b)           the Administrative Agent shall have received notice from the Majority Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Interim Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, provided, that the Borrower may cancel the request for such Eurodollar Loan by written notice to the Administrative Agent one Business Day prior to the first day of such Interest Period and the Borrower shall not be subject to any liability pursuant to subsection 3.11 with respect to such cancelled request, (y) any Interim Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

3.7          Pro Rata Treatment and Payments.

(a)           Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Interim Loans shall be made pro rata according to the respective outstanding principal amounts of the Interim Loans then held by the Lenders. Amounts prepaid on account of the Interim Loans may not be reborrowed.

(b)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon equal to the rate per annum applicable to ABR Loans hereunder.

3.8          Illegality.  Notwithstanding any other provision herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender’s Interim Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Interim Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11.

3.9          Requirements of Law.

(a)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)      shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes indemnified under subsection 3.10 and the imposition of, or change in the rate of, any tax other than a Non-Excluded Tax payable by such Lender);

(ii)     shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate; or

(iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

(b)           If any Lender shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

(c)           If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Interim Loans and all other amounts payable hereunder.

3.10        Taxes.

(a)           All payments made by the Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) all net income taxes, franchise taxes or other taxes (in each case, imposed in lieu of net income taxes) and branch profits taxes, in each case imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) in the case of a Lender other than an assignee pursuant to a request by a Borrower under subsection 3.12, any U.S. federal withholding tax that is imposed under a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Section and (iii) any U.S. federal withholding tax imposed as a result of a Lender failing to comply with subsection 3.10(c) or (d). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Loan Document, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in such Loan Document. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of such payment satisfactory to the Administrative Agent (in its reasonable discretion). If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and each other Loan Document and the payment of the Loans and all other amounts payable hereunder and thereunder.

(b)           The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 20 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to indemnify the Administrative Agent or any such Lender pursuant to this Section 3.10(b) in respect of penalties, interest or reasonable expenses if such penalties, interest or reasonable expenses are attributable to the gross negligence or wilful misconduct of the person seeking indemnification.

(c)           Each Lender (or Transferee) that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof) or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased and the Lender shall promptly provide the Borrower and the Administrative Agent with a Form W-8IMY and the portion of any Loans retained on the forms otherwise required pursuant to this subsection 3.10(c)) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to any Loan Document (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(d)           A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender or be otherwise materially disadvantageous to such Lender; provided, further, that the Borrower shall reimburse such Lender for any material out-of-pocket costs that are incurred by the Lender with respect to providing any such documentation.

3.11        Indemnity. The Borrower agrees to indemnify each Lender and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or any other Loan Document or (c) the making of a prepayment of Eurodollar Loans or the conversion of Eurodollar Loans to ABR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) at the applicable rate of interest for such Interim Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and each other Loan Document and the payment of the Interim Loans and all other amounts payable hereunder and thereunder.

3.12        Change of Lending Office; Removal of Lender. Each Lender agrees that if it makes any demand for payment under subsection 3.9 or 3.10(a), or if any adoption or change of the type described in subsection 3.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.9 or 3.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.8.

3.13        Evidence of Debt.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Interim Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Interim Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)           The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Interim Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)           The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Interim Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Note”).

SECTION 4
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Interim Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1          Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure of the foregoing clauses (a) (only with respect to Subsidiaries of the Borrower) and (c) to be true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2          Corporate Power; Consents and Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to (i) authorize the borrowings on the terms and conditions of this Agreement and any Notes, and (ii) to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including, without limitation, exchange control) or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the borrowings or guarantee hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party has been or will be, duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party constitutes or will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3          Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.4          Purpose of Loans. On the Closing Date, the proceeds of the Interim Loans shall be used to finance a portion of the cash consideration for the Acquisition and related uses of cash.

SECTION 5
CONDITIONS PRECEDENT

The effectiveness of this Agreement is subject to the satisfaction on the Closing Date of the following conditions precedent:

(a)           Interim Loan Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Lender and the Borrower, with a counterpart for each Lender and original Notes executed by the Borrower in favor of each Lender requesting a Note.

(b)           Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

(c)           Representations and Warranties.

(i)            The representations and warranties made by the Borrower shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

(ii)           Each of the representations and warranties that are material to interests of the Lenders set forth in the Acquisition Agreement shall be true and correct as of the date or dates made or deemed to be made pursuant to the terms thereof; provided that this condition shall be deemed not to have been satisfied only to the extent the Borrower has a right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement.

(d)           Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to the Borrower (which may be delivered in part by in-house counsel to the Borrower), covering the matters set forth in Exhibit C. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(e)           Fees. All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Arrangers) of the Arrangers through the Closing Date invoiced with reasonable detail at least one Business Day prior to the Closing Date in connection with the Loan Documents shall have been paid; provided that the Arrangers shall have provided an estimate and available reasonable detail five business days prior to the Closing Date.

(f)            Acquisition. The Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement and all related agreements (without the waiver or amendment of any material condition unless consented to by the Lenders).

(g)           No Closing Date Material Adverse Effect. There shall not have occurred any change, effect, event, occurrence, state of facts or development which individually or in the aggregate would reasonably be expected to result in any change or effect, that is materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (after giving effect to the Transactions), since September 30, 2005 (a “Material Adverse Change”); provided, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Change: (A) any change, effect, event, occurrence, state of facts or development (1) in the financial or securities markets or the economy in general, (2) in the industries in which the Borrower or any of its Subsidiaries (after giving effect to the Transactions) operates in general, to the extent that such change, effect, event, occurrence, state of facts or development does not disproportionately impact the Borrower or any of its Subsidiaries (after giving effect to the Transactions), or (3) resulting from any divestiture required to be effected pursuant to the terms of the Acquisition Agreement, (B) any failure, in and of itself, by the Borrower or Target to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonable be expected to be, a Material Adverse Change or (C) any effect on the Borrower’s or Target’s business relating to or arising from any product recalls announced by Target prior to January 16, 2006, or any related pending or future litigation, investigations by governmental authorities or other developments.

(h)           Indebtedness. The Borrower shall repay all existing indebtedness on the Closing Date so that after giving effect to the Transactions, the Borrower and its Subsidiaries shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof or off balance sheet equivalents including, without limitation, off balance sheet receivables financing arrangements) other than the Interim Loans, the loans under the Credit Agreement, $1,850.0 million in outstanding senior notes maturing between 2011 and 2035 (together with any refinancing thereof and increased to the extent of any and all commercially reasonable fees, expenses and premiums associated with any such refinancing), the Abbott Loan, approximately $350.0 million of short-term debt of the type currently at Target and such other indebtedness (including, without limitation, up to the full amount in respect of the Borrower’s receivables securitization program substantially as in effect on January 16, 2006) as is reasonably acceptable to the Lenders.

(i)            No conflicts. No law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes material adverse conditions upon the Transactions or the financing thereof, including this Agreement. All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Lenders) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions or the other transactions contemplated hereby, other than any such approvals or consents the absence of which could not reasonably be expected to have a material adverse effect on the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transactions). The Transactions and the financing therefor shall be in compliance with all applicable laws and regulations. Notwithstanding the foregoing, the Lenders (1) consent to any Divestitures (as defined in the Acquisition Agreement) contemplated by Section 5.03 to the Acquisition Agreement and such other immaterial divestitures as may be required by applicable governmental or judicial authorities, and (2) agree that any such Divestitures shall not be deemed to violate the conditions set forth in this paragraph.

(j)            No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Interim Loans requested to be made.

(k)           Termination of Existing Credit Facilities. Evidence that all principal amounts, interest, fees and other amounts owed under each of (i) the Borrower’s existing $1,500,000,000 Amended and Restated Multi-Year Revolving Credit Agreement and (ii) the Borrower’s existing $500,000,000 Five-Year Revolving Credit Agreement shall have been paid in full on or before the Closing Date and all commitments and agreements with respect thereto shall have been terminated.

SECTION 6
AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Documents, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

6.1          Financial Statements. Furnish to each Lender:

(a)           as soon as available, but in any event not later than 20 days after required to be filed with the Securities and Exchange Commission at the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and stockholders’ equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b)           as soon as available, but in any event not later than 15 days after required to be filed with the Securities and Exchange Commission at the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c)           all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that it is hereby acknowledged that the quarterly financial statements delivered pursuant to paragraph (b) above may not include all of the information and footnotes required by GAAP for complete annual financial statements.

Any financial statement required to be furnished pursuant to this subsection 6.1 shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has posted such financial statement on the Intralinks website on the Internet at www.intralinks.com; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders). Notwithstanding the foregoing, the Borrower shall deliver paper copies of any financial statement referred to in this subsection 6.1 to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

6.2          Certificates; Other Information. Furnish to the Administrative Agent with sufficient copies for the Lenders:

(a)           concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer stating that such Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate, and including calculations demonstrating compliance with subsection 7.1;

(b)           within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after the same are issued, copies of all press releases issued by the Borrower; and

(c)           promptly, such additional financial and other information as any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available information and projections to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (a) it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet in such information and that all of the foregoing that is to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”; (b) by marking materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such materials as not containing any material non-public information with respect to the Borrower for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined in subsection 10.14), they shall be treated as set forth in subsection 10.14); (c) all materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (d) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.3          Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4          Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by it on the Closing Date; (b) preserve, renew and keep in full force and effect its corporate existence (except as could not in the aggregate be reasonably expected to have a Material Adverse Effect); (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.4; and (d) comply with all Contractual

Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.5          Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition except to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are adequate for conducting its business; and furnish to each Lender, upon written request, full information as to the insurance carried.

6.6          Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (upon reasonable advance notice coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7          Notices. Promptly give notice (unless available in the public filings or releases of the Borrower or its Subsidiaries) to the Administrative Agent and each Lender of:

(a)           the occurrence of any Default or Event of Default;

(b)           any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time involving the Borrower or any of its Subsidiaries, which in either case, could reasonably be expected to have a Material Adverse Effect; and

(c)           the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, other than the termination of any Single Employer Plan pursuant to Section 4041(b) of ERISA where, in connection with any of the foregoing, the amount of liability the Borrower or any Commonly Controlled Entity could reasonably be expected to incur would be material.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

6.8          Refinancing of Interim Loans. The Borrower shall use commercially reasonable efforts to (a) cooperate with the investment banks party to the Engagement Letter (the “Take-out Banks”) and provide the Take-out Banks with information required by the Take-out Banks in connection with the offering of debt securities (the “Debt Offering”) or other means of refinancing the Interim Loan, (b) assist the Take-out Banks in connection with the marketing of the debt securities with maturities ranging from five to 30 years from the date of issuance and having no scheduled principal payments prior to maturity (including promptly providing to the Take-out Banks any information reasonably requested to effect the issue and sale of the such securities and making available senior management of Borrower for investor meetings), (c) cooperate with the Take-out Banks in the timely preparation of any registration statement or private placement memorandum relating to the Debt Offering and other marketing materials to be used in connection with the syndication of the Interim Loans and (d) prepare and keep updated for use at any time an offering document for the sale of such securities.

SECTION 7
NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Documents, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

7.1          Financial Covenants.

(a)           Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed (i) 4.5 to 1.0 on or prior to December 31, 2007 and (ii) 3.5 to 1.0 thereafter.

(b)           Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to be less than 3.0 to 1.0.

7.2          Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

(f)            Liens in existence on the date hereof listed on Schedule 7.2, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g)           Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h)           Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

(i)            Liens created pursuant to any Receivables Transaction permitted pursuant to subsection 7.3; and

(j)            Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $100,000,000 in aggregate amount at any time.

7.3          Limitation on Indebtedness pursuant to Receivables Transactions. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to all Receivables Transactions in an aggregate principal amount not exceeding 20% of Consolidated Tangible Assets.

7.4          Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution),

or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)           any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

(b)           the Borrower or any wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary, and, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any non-wholly owned Subsidiary of the Borrower for fair market value;

(c)           any non-wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower for fair market value or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other non-wholly owned Subsidiary of the Borrower; and

(d)           the Borrower or any Subsidiary of the Borrower may be merged or consolidated with or into another Person; provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation and no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof (and, in the case of any such transaction involving a Subsidiary, such Subsidiary shall continue to be a Subsidiary or the Borrower shall have received fair market value therefor as determined by the Board of Directors of the Borrower); and provided further that the Borrower may not be merged or consolidated with or into any Subsidiary.

7.5          Limitation on Indebtedness of Subsidiaries. Permit any Subsidiaries which are not Guarantors to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than, with respect to BSC International Holdings Limited, the Term Loans (as defined in the Credit Agreement) in excess of 20% of Consolidated Tangible Assets in the aggregate at any time for all such Subsidiaries that are not Guarantors, except for (i) Indebtedness permitted by subsection 7.3 hereof and (ii) any Indebtedness of any Subsidiary of the Borrower owing to the Borrower or to any other Subsidiary of the Borrower.

SECTION 8
EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)           The Borrower shall fail to pay any principal of any Interim Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Interim Loan, or any fee or other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)           Any representation or warranty made or deemed made by either of the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           The Borrower shall default in the observance or performance of any covenant contained in subsections 6.4(b), 6.7(a) or in Section 7; or

(d)           The Borrower or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided above in this Section) or any Guarantee, and such default described in this clause (d) shall continue unremedied for a period of 30 days; or

(e)           The Borrower or any of its Subsidiaries shall: (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

(f)            (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, examination, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)           Any one judgment or decree shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or in excess of the amount recoverable by insurance) of $75,000,000 (net of any related tax benefit) or more, and such judgment or decree shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)            (i) Any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower (other than Peter M. Nicholas and John E. Abele or any of their affiliated trust holdings) or (B) shall obtain the power

(whether or not exercised) to elect a majority of the Borrower’s directors; or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; “Continuing Directors” shall mean the directors of the Borrower on the Closing Date and each other director, if such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Interim Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Interim Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

SECTION 9
THE AGENTS

9.1          Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2          Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3          Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct)

or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform their obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

9.4          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Interim Loans.

9.5          Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6          Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Interim Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7          Indemnification. The Lenders agree to indemnify the Administrative Agent (or sub-agent), in its capacity, and any Related Party acting for the Administrative Agent (or any sub-agent) in connection with such capacity (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Interim Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Interim Loans) be imposed on, incurred by or asserted against the Administrative Agent (or any sub-agent) or such Related Party in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent (or any sub-agent) or such Related Party under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent (or sub-agent) or any Related Party acting for the Administrative Agent (or any sub-agent) in connection with such capacity. The agreements in this subsection shall survive the payment of the Interim Loans and all other amounts payable hereunder.

9.8          Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative

Agent hereunder and under the other Loan Documents. With respect to the Interim Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9          Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Upon the earlier of (i) the 10 day period following the Administrative Agent’s notice of resignation to the Lenders and (ii) the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The term “Administrative Agent” shall mean such successor agent, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Interim Loans. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10        The Arrangers, the Bookrunners, the Syndication Agent and the Documentation Agents. None of the Arrangers, the Bookrunners, the Syndication Agent or the Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Arrangers, the Bookrunners, the Syndication Agent or the Documentation Agents shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers, the Bookrunners, the Syndication Agent or the Documentation Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder.

SECTION 10
MISCELLANEOUS

10.1        Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Interim Loan, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or modify the pro rata distribution of payments, proceeds or fees payable to the Lenders, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this subsection or reduce the percentages specified in the definitions of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Interim Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

10.2        Notices.

(a)           General. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

If to the Borrower:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760
Attention: Lawrence C. Best

Executive Vice President, Finance & Administration
and Chief Financial Officer

Fax:  508-650-8951

with a copy to:

Paul Sandman
Executive Vice President, General Counsel
Fax:  508-650-8960

If to the Administrative Agent (for payments and notices of borrowings, etc.):

Bank of America, N.A.
2001 Clayton Road
CA4-702-02-25
Concord, CA  94520
Attn:  Jesse Phalen
Phone:  925-675-8395
Fax:  888-969-9228
Email:  jesse.c.phalen@bankofamerica.com

Wiring Instructions:

Bank of America, N.A.
New York, NY
ABA# 026-009-593
Acct# 3750836479
Attn:  Credit Services/Jesse Phalen
Ref:  Boston Scientific Corp

If to the Administrative Agent (for other notices):

Bank of America, N.A.
1455 Market Street
Mail Code:  CA5-701-05-19
San Francisco, CA  94103
Attn:  Kevin Ahart
Phone:  415-436-2750
Fax:  415-503-5000
Email:  kevin.ahart@bankofamerica.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 3.2 shall not be effective until received.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 and 3 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

10.3        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4        Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Interim Loans hereunder.

10.5        Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Arrangers and the Administrative Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and the Arrangers, (b) to pay or reimburse each Lender, the Arrangers and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the documented fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent and the Arrangers, provided, that in connection with any workout or restructuring, the Borrower shall pay the fees and disbursements of (i) U.S. counsel for the Administrative Agent, the Arrangers and the Lenders pursuant to this clause (b), (c) to pay, indemnify, and hold each Lender and the Administrative Agent and each of their affiliates and their respective officer, directors, employees, agents and advisors (each, an “indemnified party”) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each indemnified party harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Transactions (or any transactions related thereto), and the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any indemnified party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified party determined in a court of competent jurisdiction in a final non-appealable judgment. The agreements in this subsection shall survive repayment of the Interim Loans and all other amounts payable hereunder.

10.6        Successors and Assigns; Participations and Assignments.

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)           Any Lender, other than a Conduit Lender, may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Interim Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Interim Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant’s participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1(b). The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.9, 3.10 and 3.11 with respect to its participation in the Commitments and the Interim Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)           Any Lender, other than a Conduit Lender, may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time, assign (i) to any Lender or any Lender Affiliate with the consent (in each case, not to be unreasonably withheld) of the Administrative Agent or (ii) with the consent of the Borrower (unless a Default or an Event of Default shall have occurred and be continuing), the Administrative Agent (which consent in each case shall not be unreasonably withheld, delayed or conditioned), to an additional bank, financial institution, or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not a Lender or a Lender Affiliate, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Interim Loans, the amount of the Commitments or Interim Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall continue to be entitled to the indemnity and expense reimbursement provisions in the Loan Documents arising out of the period prior to the assignment). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Interim Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this subsection 10.6(c).

(d)           The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Interim Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of an Interim Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Interim Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or a Lender Affiliate, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(f)            The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee, subject to the provisions of subsection 10.14, any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

(g)           For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Interim Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Interim Loan or Note to any Federal Reserve Bank in accordance with applicable law.

10.7        Adjustments; Set-off.

(a)           If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Interim Loans then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender (other than to the extent expressly provided herein), if any, in respect of such other Lender’s Interim Loans then due and owing, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Interim Loan owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8        Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10      Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12      Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

10.13      Acknowledgements. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative

Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14      Confidentiality. Each Lender agrees to keep confidential any Information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such Information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Information having been made aware of the confidential nature thereof and having agreed to abide by the provisions of this subsection 10.14, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, and to employees and officers of its Affiliates who agree to be bound by the provisions of this subsection 10.14 and who have a need for such Information in connection with this Agreement or other transactions or proposed transactions with the Borrower, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) subject to an agreement to comply with the provisions of this subsection, to any actual or prospective counter-party (or its advisors) to any Hedge Agreement, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledge that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.15      WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16      USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
	Name:	Lawrence C. Best
	Title:	Executive Vice President —
Finance and Administration
and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kevin L. Ahart
	Name:	Kevin L. Ahart
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Senior Vice President

MERRILL LYNCH CAPITAL
CORPORATION, as Syndication Agent and as
a Lender

By:	/s/ Stephanie Vallillo
	Name:	Stephanie Vallillo
	Title:	Vice President

BEAR STEARNS CORPORATE LENDING INC., as Documentation Agent and as a Lender

By:	/s/ Victor Bulzacchelli
	Name:	Victor Bulzacchelli
	Title:	Vice President

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DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Frederick W. Laird
	Name:	Frederick W. Laird
	Title:	Managing Director

By:	/s/ Vincent K. Wong
	Name:	Vincent K. Wong
	Title:	Vice President

DEUTSCHE BANK SECURITIES INC., as a
Documentation Agent

By:	/s/ Frederick W. Laird
	Name:	Frederick W. Laird
	Title:	Managing Director

By:	/s/ Vincent K. Wong
	Name:	Vincent K. Wong
	Title:	Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Richard Nelson
	Name:	Richard Nelson
	Title:	Vice President

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